Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350 as

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Donald E. Stalter Jr., Chief Financial Officer of Rocket Internet Growth Opportunities Corp. (the “Company”), hereby certify, that, to my knowledge:

1.

the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2021

/s/ Donald E. Stalter Jr.
Donald E. Stalter Jr.
Chief Financial Officer
(Principal Financial Officer)